Exhibit 10.3

FORM OF INTELLECTUAL PROPERTY LICENSE AGREEMENT BETWEEN

CQENS TECHNOLOGIES INC. AND LEAP TECHNOLOGY LLC-

This Intellectual Property License Agreement (this “Agreement”) is made as of July 24, 2020, by and between

CQENS Technologies Inc. a corporation organized under the laws of the State of Delaware, with its principal place of business at 5550 Nicollet Avenue, Minneapolis, MN 55419 (“CQENS”), and

LEAP TECHNOLOGY LLC, a limited liability company, organized under the laws of the State of Delaware, with its registered agent at 16192 Coastal Highway, Lewes, DE 19958. The name of its initial registered agent at such address is Harvard Business Services, Inc.

WHEREAS:

(a) CQENS is the assignee of the following assets with respect to the configuration, design, manufacture, marketing, sales, and merchandising of a heated tobacco product (collectively, the “IP Assets”):

(i) trademark and service mark common law rights, pending trademark and service mark applications and registrations including intention to use trademark and service mark rights in the Asia Pacific Countries, and related goodwill (“Trademarks”), including (without limitation) those Trademarks listed in Exhibit 1 attached hereto and any Trademarks developed in the future (which shall be included in an updated Exhibit 1);

(ii) inventions, patents and patent applications in the Asia Pacific Countries (“Patents”), including (without limitation) those Patents listed in Exhibit 1 attached hereto and any Patents developed in the future (which shall be included in an updated Exhibit 1); and

(iii) any other intellectual property rights (including future intellectual property rights).

(b) CQENS wishes to provide exclusive licenses to LEAP, and LEAP wishes to obtain exclusive licenses from CQENS for the IP Assets for the countries and jurisdictions of China, India, Indonesia, Pakistan, Bangladesh, Philippines, Vietnam, Thailand, Myanmar, Afghanistan, Malaysia, Nepal, Australia, Taiwan, Sri Lanka, Cambodia, Hong Kong, Papua, New Guinea, Laos, Singapore, New Zealand, Mongolia, Timor-Leste, Fiji, Bhutan, Solomon Islands, Macau, Brunei, Maldives, New Caledonia, French Polynesia, Vanuatu, Samoa, Guam, Kiribati Federated States of Micronesia, and Tonga (collectively, the “Asia Pacific Countries”).

NOW, THEREFORE, in consideration of the mutual covenants, conditions, and promises contained herein, the parties agree as follows:

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ARTICLE 1 INTERPRETATION

1.01	Definitions

The following terms will have the following meanings:

(a) The IP Assets shall mean all rights in the Asia Pacific Countries for all appropriate and lawful uses.

(b) “Business Day” shall mean Monday to Friday inclusive, except statutory or civic holidays observed in the State of Delaware.

(c) “Product” means the purposes for which the license is granted and refers specifically to the use of the IP Assets in any product or embodiment where the IP Asset is employed and/or cited in the label.

(d) “Territory” shall mean the Asia Pacific Countries as defined herein.

(e) “Term” shall mean the term of this Agreement as provided in Article 7.00 hereof.

1.02	Construction of Agreement

In this Agreement:

(a)	words denoting the singular include the plural and vice versa;

(b)	words importing the use of any gender shall include all genders;

(c)	the word” include”, “ includes” or” including “ shall mean “ include/includes/including without limitation “;

(d)	when calculating the period of time within which or following which any act is to be done or step taken, the date which is the reference day in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period shall end on the next Business Day;

(e)	the division of this Agreement into separate articles, sections, subsections and exhibits, are for convenience of reference only and shall not affect the construction or interpretation of this Agreement; and

(f)	words or abbreviations which have well known or trade meanings are use d herein in accordance with their recognized meanings.

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ARTICLE 2 THE LICENSE

2.01	Grant of License

Subject to the terms and conditions of this Agreement, CQENS hereby grants to LEAP an exclusive license for the IP Assets for the purpose of sublicensing and/or producing and marketing products under the license or a granted sublicense within the Territory during the term, and LEAP may grant sublicenses under this Agreement on terms acceptable to LEAP in its sole discretion, subject to the Sublicensee being bound by this Agreement. With the consent of CQENS, LEAP shall be permitted to sublicense the patent to any other party and such sublicense shall be honored by CQENS in the event that LEAP or its legal successor is dissolved, declares bankruptcy or is otherwise no longer able or willing to pursue to the normal and anticipated course of its business activities. For the avoidance of doubt, should CQENS develop additional IP Assets that are related to the heat not burn technology, those IP Assets will be added to Exhibit 1 and the exclusive license granted herein will extend to those additional IP Assets.

2.02	Proprietary Rights

Subject to the rights granted herein, CQENS retains all of its rights, title and interests in and to all trademark, patent rights, inventions, copyrights, know-how, and trade secrets relating to the IP Assets outside of the Asia Pacific Countries except as otherwise expressly agreed between the parties. CQENS shall not sell, dispose, or alienate in any way this Agreement without respecting LEAP’s legal rights hereunder, and requiring any assignee to assume CQENS’s obligations hereunder in a form satisfactory to LEAP.

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ARTICLE 3 CQENS REPRESENTATIONS AND WARRANTIES

3.01	Representations and Warranties Generally

CQENS hereby makes the representations and warranties contained in this Article 3.00 to LEAP and acknowledges that LEAP is relying upon the accuracy of each such representation and warranty in connection with its entering into this Agreement.

3.02	Power and Authority

CQENS has the right, full corporate power, and absolute authority to enter into this Agreement and to grant the rights herein described to LEAP in the manner herein contemplated. CQENS has taken all necessary or desirable actions, steps, and corporate or other proceedings to approve or authorize, validly and effectively, the entering in to, and the execution, delivery, and performance of this Agreement and the granting of the rights herein described. This Agreement is a legal, valid, and binding obligation of CQENS, enforceable against CQENS and LEAP in accordance with its terms.

3.03	Intellectual Property

CQENS is the exclusive assignee of the Trademarks, Patents and Applications in Exhibit 1 and is authorized to license the Trademarks, Patents and Applications. CQENS has not received any notice, complaint, threat, or claim alleging infringement of the Trademarks, Patents and Application in Exhibit 1 or other intellectual property or proprietary right of any other person in connection with the Trademarks, Patents and Patent Applications. There are no charges, encumbrances, pledges, security interests, liens, actions, claims, demands or equities of any nature or kind, nor any rights or privileges capable of becoming any of the foregoing, affecting the Trademarks, Patents and Patent Applications.

3.04	No Other Obligations

No person has or has made any claim or notification to CQENS alleging any written or oral agreement, understanding or commitment, or any right or privilege (whether by law or contractual) capable of becoming an agreement or commitment, to obtain rights in and to the Trademarks, Patents and Patent Applications that would conflict with the rights herein granted to LEAP.

3.05	Warranty Disclaimer

CQENS makes and LEAP receives no warranties of any kind, either expressed or implied, statutory or otherwise. CQENS specifically disclaims any and all implied warranties or conditions of merchantability, satisfactory quality or fitness for a particular purpose.

3.06	Infringement Actions

(a) As between CQENS and LEAP, LEAP is granted the sole right to sue and collect damages and/or profits for both past and present infringements of and any IP Assets in the Asia Pacific Countries. If LEAP becomes aware of potential infringement of any of the IP Assets, LEAP shall provide CQENS with written notice of any such infringement within 90 days of learning of such infringement, and similarly, if CQENS becomes aware of any infringement of any IP Asset, CQENS must provide written notice to LEAP of such potential infringement within 90 days of learning of such infringement (both notices referred to as the “Infringement Notice”). If LEAP elects by written notice to CQENS to not enforce LEAP’s rights within 60 days of the Infringement Notice to CQENS, then CQENS shall have the sole right to sue and collect all damages for the infringement.

(b) In the event litigation is instituted against a third party for infringement of the IP Assets under this Agreement in the Asia Pacific Countries, the party instituting the lawsuit shall bear the cost of the litigation and shall control the litigation proceedings. The party who did not institute the lawsuit will cooperate with the party who did institute the lawsuit at the expense of the party who instituted the lawsuit. The party who did not institute the lawsuit can be represented by counsel of its choice at its own expense.

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ARTICLE 4 LEAP COVENANTS

4.01	Covenants Generally

LEAP hereby makes the covenants contained in this Article 4.00 to CQENS and acknowledges that CQENS is relying upon the accuracy of such covenant in connection with its entering into this Agreement.

4.02	No Competing

LEAP hereby agrees to not market any products in competition with the IP Assets.

4.03	Patent Marking

LEAP will mark all products sublicensed, manufactured or sold pursuant to this Agreement with the relevant numbers indicating the Trademarks, Patents or Patent Applications. The marking will be in conformance with the patent laws and other laws of the country of manufacture or sale.

ARTICLE 5 ROYALTIES

5.01	Royalty Consideration

In consideration for the rights it has been granted, CQENS has received value it deems sufficient and appropriate and will not charge LEAP royalties nor will LEAP be required to pay royalties in connection with the licenses and rights extended. In no event shall LEAP be obligated to make any payment or other remuneration to CQENS in connection with this Agreement; it being acknowledged and agreed that all such remuneration has been paid to CQENS in connection with that certain Contribution Agreement entered into by and between the parties as of the date hereof (the “Contribution Agreement”).

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ARTICLE 6 INDEMNIFICATIONS

6.01	CQENS Indemnity

CQENS agrees to indemnify and hold LEAP harmless from and against all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) suffered or incurred by LEAP as a result of or arising directly or indirectly out of or in connection with:

(a)	any breach by CQENS of or any material inaccuracy of any representation or warranty of CQENS contained in this Agreement;

(b)	any breach or non-performance by CQENS of any covenant to be performed by it that is contained in this Agreement; and

(c)	infringement of any third party intellectual property rights in respect of the IP Assets, other than any claim arising as a result of modifications to the product performed by or on behalf of LEAP.

Notwithstanding the foregoing but subject to Section 3.06, in the event that the IP Assets, or any part thereof is held to constitute an infringement on the intellectual property of any third party, CQENS, at its option and expense, may either (a) indemnify LEAP as above or (b) indemnify LEAP from and against any damages for such pre-existing infringement, and (i) amend the Patent and/or Patent Application to make it non-infringing, (ii) procure for LEAP the right to use the infringing materials, and/or (iii) replace the infringing Patent or Patent Applications with other suitable non-infringing rights having functionality that is substantially the same in all material respects to those held to infringe.

6.02	LEAP Indemnity

LEAP agrees to indemnify and hold CQENS harmless from and against all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) suffered or incurred by the Licensor as a result of or arising directly or indirectly out of or in connection with:

(a)	any material breach or non-performance by LEAP of any covenant to be performed by it that is contained in this Agreement;

(b)	any breach arising from or relating to any use and distribution of the product by LEAP other than as expressly provided herein; and

(c)	infringement of any third party intellectual property rights which infringement arises from modifications to the Product performed by or on behalf of LEAP, except to the extent such claim is covered under Section 6.01.

6.03	Indemnification Procedure

Any party seeking indemnification under Article 6.00 (the “Indemnitee”) in respect of a third party claim shall (i) promptly notify the indemnifying party (the “Indemnitor”) of such claim, (ii) provide the Indemnitor sole control over the defense and/or settlement thereof, and (iii) at the Indemnitor’s request and expense, provide full information and reasonable assistance to Indemnitor with respect to such claims. Without limiting the foregoing, with respect to third party claims brought under Sections 6.01 and 6.02, the Indemnitee, at its own expense, shall have the right to participate with counsel of its own choosing in the defense and/or settlement of any such claims.

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ARTICLE 7.00 TERM AND TERMINATION

7.01	Term

The term of this Agreement shall be for the life of the patent commencing on the date of execution of this Agreement and shall continue in full force and effect unless terminated in accordance with this Article 7.00.

7.02	Termination for Cause

Either party may terminate this Agreement for cause as follows:

7.02.1 Nonperformance re: Other Relevant Agreement

Notwithstanding the terms and conditions of the license, this Agreement shall be terminated if the IP Assets are repurchased by CQENS pursuant to and in accordance with the terms of that certain Amended and Restated Limited Liability Company Agreement of LEAP dated as of date hereof (the “LLC Agreement”).

7.02.2 Breach of Agreement

If any representation or warranty provided for herein proves to be materially inaccurate, or if either party material breaches any covenant provided for herein and such breach is not cured within thirty (30) days (if capable of being cured within that time) after the non-breaching party gives written notice to the breaching party of such breach, the non-breaching party shall have the right to terminate this Agreement immediately upon the expiration of such thirty (30) day period. If the nature of the breach is such that more than thirty (30) days are required for cure, the non-breaching party shall have the right to terminate upon written notice if the breaching party fails to commence efforts to cure such default within the thirty (30) day period and in any event such cure is not completed within a reasonable period of time after the commencement of such 30 day period.

ARTICLE 8 GENERAL

8.01 Governing Law and Jurisdiction

This Agreement shall be governed by and construed under the laws of the State of Delaware, without reference to conflict of laws principles. The parties agree that any dispute arising under this Agreement or out of the negotiation of or the relationship that is being formed pursuant to this Agreement will only be venued in the State or Federal Courts of Delaware, and hereby consent to such jurisdiction and venue.

8.02 Assignment

This Agreement may not be assigned by either party without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed). This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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8.03 Notices

Any notice, demand, or other communication ( “Notice” ) required or permitted to be given or made shall be in writing and shall be sufficiently given or made if delivered in person, sent by facsimile transmission, or sent by prepaid first class registered mail during normal business hours on a Business Day and addressed as follows:

8.04 Entire Agreement

The parties hereto acknowledge that this Agreement and its Schedules, the Contribution Agreement and the LLC Agreement set forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and writings in respect hereto, including the Letter of intent.

8.05 Counterparts

This Agreement may be executed in any number of counterparts and when so executed and delivered shall have the same force and effect as though all signatures appeared on one document.

8.06 Further Assurances

Each party covenants and agrees to do and cause all things to be done and execute and deliver all such documents as may be required in order to carry out the provisions of this Agreement.

8.07 Severability

The provisions of this agreement shall be severable, and if any provision of this Agreement shall be held or declared to be illegal, invalid, or unenforceable, such illegal, invalid or unenforceable provision shall be severed from this Agreement and the remainder of this Agreement shall remain in full force and effect, and the parties shall negotiate a substitute, legal, valid and enforceable provision that most nearly reflect the parties’ intent in entering into this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have entered into this Agreement.

CQENS TECHNOLOGIES INC.

By:

Name:

Title:

LEAP TECHNOLOGY LLC

By:

Name:

Title:

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Exhibit 1

INTELLECTUAL PROPERTY LICENSED PURSUANT TO THIS AGREEMENT

The following IP Assets are exclusively licensed by the assignee, CQENS, and by virtue of the document to which this exhibit is attached in the countries of China, India, Indonesia, Pakistan, Bangladesh, Philippines, Vietnam, Thailand, Myanmar, Afghanistan, Malaysia, Nepal, Australia, Taiwan, Sri Lanka, Cambodia, Hong Kong, Papua, New Guinea, Laos, Singapore, New Zealand, Mongolia, Timor-Leste, Fiji, Bhutan, Solomon Islands, Macau, Brunei, Maldives, New Caledonia, French Polynesia, Vanuatu, Samoa, Guam, Kiribati Federated States of Micronesia, and Tonga.

1.	USPTO TRADEMARK Registration for CQENS

2.	PEOPLES’ REPUBLIC OF CHINA TRADEMARK Registration for CQENS

3.	US PATENT APPLICATION No. 16/022482

4.	PCT PATENT APPLICATION No. PCT/US 19/12204

National Phase Applications for Heat-not-Burn Device and Method in the following countries filed 7/03.2020.

COUNTRY	DATE FILED	APPLICATION NO.
Peoples’ Republic of China	7/03/2020	TBD
India	7/03/2020	TBD
Indonesia	7/03/2020	TBD
Vietnam	7/03/2020	TBD
Philippines	7/03/2020	TBD
Thailand	7/03/2020	TBD
Malaysia	7/03/2020	TBD
Singapore	7/03/2020	TBD
Taiwan	7/03/2020	TBD
Hong Kong	7/03/2020	TBD

This Exhibit 1 is as of the date hereof and may be updated regularly as additional trademarks, patents are issued and patent applications are submitted and numbers are assigned. For the avoidance of doubt, should CQENS develop additional IP Assets in the Territory that are related to the heat not burn technology, those IP Assets will be added to Exhibit 1 and the exclusive license granted herein will extend to those additional IP Assets.

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